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                                                                  Exhibit (j)(1)


                               CONSENT OF COUNSEL

     We hereby consent to: (i) the use of our name and to the references to our firm under the captions "Trustees and Officers" and "Counsel" in the Statements of Additional Information included in Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of The Galaxy VIP Fund; (ii) the use and incorporation by reference in said Post-Effective Amendment No. 14 of our firm's opinion of counsel filed as Exhibit (10) to Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of The Galaxy VIP Fund; and (iii) the use and incorporation by reference in said Post-Effective Amendment No. 14 of our firm's opinion of counsel filed as Exhibit (i) (2) to Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of The Galaxy VIP Fund. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, as amended, and in consenting to the use of our name and the references to our Firm under such captions, we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             /s/ Drinker Biddle & Reath, LLP
                                             -----------------------------------
                                             DRINKER BIDDLE & REATH LLP


Philadelphia, Pennsylvania
April 30, 2002